EX-99.g.7

                                  AMENDMENT TO
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

         This Amendment dated the 18th day of February, 2004, to the Amended and Restated Mutual Fund Custody and Services Agreement effective as of May 1, 2001, (the "Agreement") by and between JNL Variable Fund LLC, JNL Variable Fund III LLC, JNL Variable Fund V LLC and JNLNY Variable Fund I LLC (each individually the "Fund") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

         WHEREAS, the Fund and the Custodian have entered into the Agreement;

         WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Fund and the Custodian wish to amend the Agreement to indicate a name change of the Funds; and

         WHEREAS, there has been a change in the officers of the Funds.

         NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix B of the Agreement in its entirety and substitute it with the Appendix B attached hereto.

2. To delete Appendix E of the Agreement in its entirety and substitute it with the Appendix E attached hereto.

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL VARIABLE FUND LLC
                                    JNL VARIABLE FUND III LLC
                                    JNL VARIABLE FUND V LLC
                                    JNLNY VARIABLE FUND I LLC

                                        /s/ Robert A. Fritts
                                    By: _______________________________
                                    Name: ROBERT A. FRITTS

                                    Title: PRESIDENT

                                    MELLON TRUST OF NEW ENGLAND, N.A.

                                         /s/ Candice Walker
                                    By: _______________________________
                                               Candice Walker
                                    Name: _____________________________


                                    Title:  V.P.
                                          _____________________________

                                   APPENDIX B

                                  FUND OFFICERS
                            (as of February 18, 2004)

         I, Susan S. Rhee, the Secretary of the JNL Variable Fund LLC, JNL Variable Fund III LLC, JNL Variable Fund V LLC and JNLNY Variable Fund I LLC, each a Delaware Limited Liability Company organized under the laws of Delaware (each individually, the "Fund"), do hereby certify that:

         The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:


NAME                                POSITION               SIGNATURE
                                                           /s/ Robert A. Fritts
Robert A. Fritts           President and Chief             ____________________
                           Executive Officer
                                                          /s/ Mark D. Nerud
Mark D. Nerud              Vice President, Treasurer      ____________________
                           and Chief Financial Officer
                                                          /s/ Susan S. Rhee
Susan S. Rhee              Vice President, Counsel        ____________________
                           and Secretary



                              JNL VARIABLE FUND LLC
                            JNL VARIABLE FUND III LLC
                             JNL VARIABLE FUND V LLC
                            JNLNY VARIABLE FUND I LLC

                                            By:   /s/ Susan S. Rhee
                                                ______________________________
                                                Name: Susan S. Rhee
                                                Title:   Secretary
                                                Dated:  2/16/04

                                   APPENDIX E

                                  LIST OF FUNDS
                            (as of February 18, 2004)


                              JNL VARIABLE FUND LLC

             JNL/Mellon Capital Management The DowSM 10 Fund
             JNL/Mellon Capital Management The DowSM 5 Fund
             JNL/Mellon Capital Management The S&P(R) 10 Fund
             JNL/Mellon Capital Management Global 15 Fund
             JNL/Mellon Capital Management 25 Fund
             JNL/MellonCapital Management Select Small-Cap Fund
             JNL/Mellon Capital Management Communications Sector Fund
             JNL/Mellon Capital Management Consumer Brands Sector Fund JNL/Mellon Capital Management Energy Sector Fund
             JNL/Mellon Capital Management Financial Sector Fund
             JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund JNL/Mellon Capital Management Technology Sector Fund

                            JNL VARIABLE FUND III LLC

                 JNL/Mellon Capital Management The DowSM 10 Fund

                             JNL VARIABLE FUND V LLC

                 JNL/Mellon Capital Management The DowSM 10 Fund

                            JNLNY VARIABLE FUND I LLC

              JNL/Mellon Capital Management The DowSM 10 Fund
              JNL/Mellon Capital Management The S&P(R) 10 Fund
              JNL/Mellon Capital Management Global 15 Fund
              JNL/Mellon Capital Management 25 Fund
              JNL/Mellon Capital Management Select Small-Cap Fund